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                                   EXHIBIT 11
                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                                                Three months ended June  30,
                                                                                ----------------------------
                                                                                       1996             1997
                                                                                -----------      -----------
Actual Weighted Average Shares Outstanding for the Period Dilutive Effects        6,325,026        5,995,659
of Stock Options and Warrants Using Average
         Market Price                                                               574,039          188,696
Dilutive Effect of Conversion of Preferred Stock                                         --          842,697
                                                                                -----------      -----------
Total Shares Based on Shares Outstanding and the
         Assumption that All Share Equivalents Are Exercised at
         Average Stock Market Price                                               6,899,065        7,027,052
Additional Dilutive Effect of Stock Options and Warrants Being
         Exercised Using Ending Market Price                                         21,502           52,732

Total Shares Based on Shares Outstanding and the
         Assumption That All Stock Options and Warrants are
         Exercised at Ending Market Price                                         6,920,567        7,079,784
                                                                                ===========      ===========
Net Income (Loss) Applicable to Fully Diluted Earnings Per Share                $   351,116      $    17,330
                                                                                ===========      ===========
Fully Diluted Net Income (Loss) Per Share                                       $       .05              $--
                                                                                ===========      ===========

                                                                                    Six months ended June 30,
                                                                                -----------------------------
                                                                                       1996             1997
                                                                                -----------      -----------
Actual Weighted Average Shares Outstanding for the Period Dilutive Effects
of Stock Options and Warrants Using Average                                       6,319,602        5,968,992
   Market Price                                                                     279,883      Antidilutive
                                                                                -----------      -----------
Total Shares Based on Shares Outstanding and the
     Assumption that All Share Equivalents Are Exercised at
     Average Stock Market Price                                                   6,599,485        5,968,992
Additional Dilutive Effect of Stock Options and Warrants Being
     Exercised Using Ending Market Price                                            315,658      Antidilutive
                                                                                -----------      -----------
Total Shares Based on Shares Outstanding and the
     Assumption That All Stock Options and Warrants are
   Exercised at Ending Market Price                                               6,915,143        5,968,992
                                                                                ===========      ===========

Net Income (Loss) Applicable to Fully Diluted Earnings Per Share Common         $   558,028      $  (634,745)
                                                                                ===========      ===========
   Shareholder, After Deduction For Required Dividend On Preferred Stock

   Fully Diluted Net Income (Loss) Per Share                                    $       .08      $      (.11)
                                                                                ===========      ===========